Exhibit 21 to 2008 10-K

Convergys Corporation Direct and Indirect Subsidiaries

As of 1/16/2009

Jurisdiction
Convergys Corporation	Ohio
- Convergys Information Management Group Inc.	Ohio
- Convergys EMEA Limited	United Kingdom
- - Convergys EMEA Limited	Saudi Arabia
- - Convergys IMG Ltd	United Kingdom
- - Telesens KSCL SA	France
- - Convergys Egypt LLC	Egypt
- Convergys IMG International Services Inc.	Ohio
- Convergys IMG do Brasil Ltda	Brasil
- Convergys Information Management Group (Singapore) Pte. Ltd	Singapore
- - Shanghai Hong Xun Software Co., Ltd.	Peoples Republic of China
- - - Shanghai Hong Xun Information Technology Co., Ltd.	Peoples Republic of China
- Convergys Singapore Pte. Ltd.	Singapore
- - Convergys HR Management Singapore Pte. Ltd.	Singapore
- - - Convergys Employee Care (Thailand) Co. Ltd.	Thailand
- - - Convergys Employee Care Malaysia Sdn Bhd	Malaysia
- - Convergys Benefits Pte. Ltd.	Singapore
- - - Convergys Benefits HK Limited	Hong Kong
- - - Convergys Benefits (M) Sdn. Bhd.	Malaysia
- - Convergys Cyprus Limited	Cyprus
- - - Nodisko Trading Limited	Cyprus
- - - - Rosas Limited	Cyprus
- - - - Nodisko Outsourcing Company Private Limited	India
- Convergys Services Japan K.K.	Japan
- Convergys Cellular Systems Company	Ohio
- Convergys France SAS	France
- Convergys Germany GmbH	Germany
- Convergys Hong Kong Limited	Hong Kong
- Convergys Hungary Services LLC	Hungary
- Convergys IMG Australia Pty Ltd	Australia
- Convergys IMG International Inc.	Ohio
- Convergys IMG Spain, S.L.	Spain
- Convergys Information Management (India) Private Limited	India
- Convergys Information Management Services Limited	Korea
- Convergys Lanka (Private) Limited	Sri Lanka
- Convergys Mexico S. de R. L. de C. V.	Mexico
- Convergys Solucoes Informaticas, Unipessoal, LTDA	Portugal
- Convergys Thailand Co., Ltd.	Thailand
- Convergys CIS (LLC)	Russia
- PT Convergys Indonesia	Indonesia
- Convergys Customer Management Group Inc.	Ohio
- Convergys Costa Rica SRL	Costa Rica
- Convergys Employee Care Argentina S.R.L.	Argentina
- Convergys Employee Care Colombia Limitada	Colombia
- Convergys Employee Care Puerto Rico, LLC	Puerto Rico
- Convergys Employee Care Taiwan Limited	Taiwan
- Convergys India Services Private Limited	India
- Convergys Philippines Services Corporation	Philippines
- - Convergys Singapore Holdings Pte Ltd	Singapore
- Encore Receivable Management, Inc.	Kansas
- Finali Corporation	Delaware
- - Netsage Corporation	Delaware
- Convergys Learning Solutions Inc.	Delaware
- - Learning Byte International, Inc	Ohio
- - Arista Knowledge Systems, Inc.	Delaware
- - DigitalThink (India) Pvt. Ltd.	India
- - Horn Interactive Inc.	Ohio

Convergys Corporation Direct and Indirect Subsidiaries

As of 1/16/2009

- - - Tidewater Software, Inc.	Ontario, Canada
- - Image Dynamic Inc.	Ohio
- Convergys Customer Management International Inc.	Ohio
- - Convergys Korea Limited (51%)	Korea
- - Convergys CMG UK Limited	United Kingdom
- - Convergys Customer Management AG	Switzerland
- - Convergys Customer Management Belgium SA	Belgium
- - Convergys Customer Management Italy SRL	Italy
- - Convergys Customer Management Netherlands B.V.	Netherlands
- - Convergys Services Denmark ApS	Denmark
- - Convergys Customer Management Group Canada Holding Inc.	Delaware
- - - Convergys Customer Management Limited Partner ULC	Nova Scotia, Canada
- - - Convergys New Brunswick, Inc.	New Brunswick, Canada
- - - - Convergys CMG Canada Limited Partnership	Manitoba, Canada
- - - Convergys Customer Management Delaware LLC	Delaware
- - - Convergys CMG Utah Inc.	Utah
- Convergys Broadband Asia Pte Ltd	Singapore
- Convergys Broadband Japan K.K.	Japan
- Convergys Broadband Taiwan Limited	Taiwan
- Convergys Israel Investments, Ltd.	Israel
- Convergys Solutions Ltd.	Israel
- - Convergys CSL Danismanlik Hizmetleri Limited Sirketi (99%)	Turkey
- Convergys Solutions Australia Pty Ltd.	Australia
- - SATTEC Solutions Pty Ltd.	Australia
- Asset Ohio Fourth Street LLC	Ohio
- Convergys Finance Corp.	Ohio
- Convergys Government Solutions LLC	Ohio
- Convergys Information Technology Services (Dalian) Co., Ltd.	Dalian, China
- Convergys Software Service (Beijing) Ltd.	Peoples Republic of China
- Intervoice, Inc.	Texas
- Edify LLC	Delaware
- - Edify Ireland Limited	Ireland
- - Edify EMEA Limited	United Kingdom
- Edify Holding Company, Inc.	Delaware
- Intervoice-Brite, Inc.	Texas
- Intervoice GP, Inc.	Nevada
- - Intervoice Limited Partnership (1%)	Nevada
- Intervoice LP, Inc.	Nevada
- - Intervoice Limited Partnership (99%)	Nevada
- Intervoice Acquisition Subsidiary, Inc.	Nevada
- - Intervoice Columbia Ltda. (6%)	Columbia
- - Intervoice do Brasil Comerico Servicos e Partipacoes Ltda. (.1%)	Brazil
- Intervoice Columbia Ltda. (94%)	Columbia
- Intervoice do Brasil Comerico Servicos e Partipacoes Ltda. (99.9%)	Brazil
- Brite Voice Systems, Inc.	Kansas
- - Intervoice AG	Switzerland
- - Intervoice Pte Ltd.	Singapore
- - Intervoice Brite (Pty) Ltd.	South Africa
- - BVSI, Inc.	Delaware
- - BVSI Investco, Inc.	Delaware
- - Intervoice Limited	United Kingdom
- - - Intervoice GmbH	Germany
- - - Intervoice SRO	Czech Republic
- Ceon Corporation	California
- Ceon International Corporation	Delaware

• All subsidiaries wholly owned except Convergys Broadband Asia Pte Ltd. And its subsidiaries which are owned 75%
• All subsidiaries conduct business under their legal name.

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